EXHIBIT 5.1

31 January 2024

Matter No.: 837324 / 109708890
(852) 2842 9521

Flora.Wong@conyers.com

Amer Sports, Inc.

Cricket Square, Hutchins Drive

P.O. Box 2681

Grand Cayman KY1-1111

Cayman Islands

Dear Sir/Madam,

Re: Amer Sports, Inc. (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto, initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on 4 January 2024 (the “Form F-1 Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and the related registration statement filed with the Commission pursuant to Rule 462(b) of the Securities Act (the “Rule 462(b) Registration Statement”, together with the Form F-1 Registration Statement, the “Registration Statements”) relating to the offering by the Company of ordinary shares of par value EUR0.0300580119630888 each (the “Ordinary Shares”) of the Company.

The Rule 462(b) Registration Statement relates to the registration of the proposed offer and sale of up to 5,750,000 Ordinary Shares (the “Additional Shares”) in addition to the Ordinary Shares registered in the Form F-1 Registration Statement.

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined a copy of the Registration Statement.

We have also reviewed copies of:

1.1.	the amended and restated memorandum and articles of association of the Company adopted on 28 February 2022 and certified by the Secretary of the Company on 3 January 2024;

1.2.	unanimous written resolutions of the directors of the Company dated 3 January 2024;

1.3.	minutes of an extraordinary general meeting of the Company held on 3 January 2024;

1.4.	written resolutions of a committee of directors of the Company dated 18 January 2024 (collectively with the resolutions referred to in paragraphs 1.2 and 1.3 above, the “Resolutions”);

1.5.	the latest drafts of the second amended and restated memorandum and articles of association of the Company proposed to become effective immediately prior to the closing of the Company’s initial public offering of Ordinary Shares (the “Listing M&As”);

1.6.	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 17 January 2024 (the “Certificate Date”); and

1.7.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Registration Statements and other documents reviewed by us;

2.4.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

2.5.	that the Listing M&As will become effective immediately prior to the closing of the Company’s initial public offering of the Ordinary Shares;

2.6.	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.7.	that upon issue of any Ordinary Shares, including the Additional Shares, to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

2.8.	that each and all issued and unissued class A voting shares of a par value of EUR0.10 each and class B non-voting shares of a par value of EUR0.10 each in the authorised share capital of the Company will be re-designated and re-classified into Ordinary Shares prior to the closing of the Company’s initial public offering of Ordinary Shares;

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2.9.	that the Company will have sufficient authorised capital to issue under its Listing M&As to effect the issue of any Ordinary Shares, including the Additional Shares, at the time of issuance; and

2.10.	the validity and binding effect under the laws of the United States of America of the Registration Statements and that the Rule 462(b) Registration Statement will be duly filed with the Commission.

3.	QUALIFICATIONS

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

4.2.	When issued and paid for as contemplated by the Rule 462(b) Registration Statement, the Additional Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Rule 462(b) Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus forming a part of or incorporated by reference to the Rule 462(b) Registration Statement.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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